EXHIBIT 10.1

Technology Assignment Agreement

THIS AGREEMENT made the 18th day of September, 2014, between LUKE KESTLE as trustee for LUKE KESTLE FAMILY TRUST, a Trust organized in the state of Queensland, Australia (the “Vendor”) and ROADSHIPS ACQUISTIONS AUSTRALIA PTY LTD, a corporation incorporated under the laws of the State New South Wales, Australia (the “Purchaser”).

WHEREAS:

A. the Vendor is the owner and creator of PEOBI, a self-contained software program that is designed for download to mobile devices and is intended to expedite the paperless exchange of business contacts (“PEOBI”);

B. the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor substantially all the assets, property and undertakings of and pertaining to the software program, upon and subject to the terms and conditions of this Agreement; and

C. the Payee, as the major shareholder in Roadships Holdings Inc., the parent Purchaser of the Purchaser, has agreed to transfer common shares in Roadships Holdings Inc., (the “consideration shares”) to the Purchaser and the Purchaser has agreed to accept common shares in Roadships Holdings Inc. from the Payee for all the assets, property and undertakings of and pertaining to the software program, upon and subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree with one another as follows:

1. Assignment. Developer hereby assigns to the Purchaser exclusively throughout the world all right, title and interest (choate or inchoate) in the following:

(a) all past, present and future versions of PEOBI (regardless of the form in which it exists or the media upon which it resides), including but not limited to the source code version thereof and all patent rights, copyrights, trade secret rights and other proprietary rights in and thereto, all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof ("Technology"); and

(b) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights and all other intellectual property rights of any sort and all business, contract rights, causes of action and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (the "Intellectual Property”).

2. Consideration. Vendor shall accept 120,000,000 shares of the common capital stock of Roadships Holdings, Inc., a Nevada corporation, at the deemed price of $0.0002 per share, on the date of this Agreement as the only consideration required or payable with respect to the Intellectual Property, including without limitation the Technology.

3. Further Assurances; Moral Rights; Competition; Marketing

(1)  Developer shall assist the Purchaser in every legal way to evidence, record and perfect the assignment in Section 1 of this Agreement and to apply for and obtain recordation of and from time to time enforce, maintain and defend all rights, titles and interests assigned under this Agreement. If the Purchaser is unable for any reason whatsoever to secure the Developer's signature to any document it is entitled to under this Section 3(1), Developer irrevocably designates and appoints the Purchaser and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Developer, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Developer.

(2) To the extent allowed by law, the Intellectual Property includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights", "artist's rights", "droit moral" or the like (collectively "Moral Rights"). To the extent Developer retains any such Moral Rights under applicable law, Developer ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Purchaser; Developer shall not assert any Moral Rights with respect thereto. Developer will confirm any such ratifications, consents and agreements from time to time as requested by Purchaser.

4. Confidential Information. Developer will not use or disclose anything assigned to the Purchaser under this Agreement or any other technical or business information or plans of the Purchaser, except to the extent Developer can document that it is generally available (through no fault of Developer) for use and disclosure by the public without any charge, licence or restriction. Developer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Purchaser and that the Purchaser is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5. Warranty. Developer represents and warrants to the Purchaser that the Developer: (a) was the sole owner (other than the Purchaser) of all rights, title and interest in the Intellectual Property and the Technology, (b) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (c) has full power and authority to enter into this Agreement and to make the assignment in Section 1 of this Agreement, (d) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Technology, (e) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1 of this Agreement; and (f) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6. Miscellaneous.

(1) This Agreement is not assignable or transferable by Developer without the prior written consent of the Purchaser; any attempt to do so shall be void.

(2) Any notice, report, approval or consent required or permitted under this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified mail, postage prepaid to the respective addresses of the parties as set out below (or such other address as a party may designate by ten days’ notice):

If to Vendor:
Luke Kestle
92 Mortensen Road, Nerang, Queensland, Australia 4211

If to Purchaser:
Roadships Acquistions Australia Pty Ltd
Att; Ashley Nugent
2/5 Glenelg Avenue, Mermaid Beach, Queensland Australia 4218

(3) No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power preclude further exercise of any other right under this Agreement.

(4) If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

(5) This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Queensland, Australia without regard to conflicts of law provisions thereof.

(6) The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees.

(7) The terms of this Agreement are confidential to the Purchaser and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by Developer without the Purchaser's prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules.

(8) Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties.

(9) Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject-matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

By:	/s/ Luke Kestle
Luke Kestle
as Trustee for Luke Kestle Family Trust

ROADSHIPS ACQUISTIONS AUSTRALIA PTY LTD.

By:	/s/ Ashley Nugent
Ashely Nugent
Director